
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund III and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                      40,026,415
<SECURITIES>                                         0
<RECEIVABLES>                                  235,682<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              45,152,742<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                45,152,742<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             9,401,968<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,128,001
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              6,273,967
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                              6,273,967
<CHANGES>                                            0
<NET-INCOME>                                 6,273,967
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $138,562 and due from
DWR of $97,120.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $5,041,458 and net option premiums of $(150,813).
<F3>Liabilities include redemptions payable of $300,992, accrued management fee of $149,521, and accrued administrative expenses of $147,029.
<F4>Total revenues include realized trading revenue of $5,018,082, net change in unrealized of $3,103,163 and interest income of $1,280,723.

